NIAGARA INDEPENDENCE MARKETING COMPANY
                                  BALANCE SHEET

                                       AT DECEMBER 31,
                                            1997
                                       ---------------

ASSETS
Current Assets:
  Cash                                    $1,000
                                          ------

Property, Plant & Equipment                    -
                                          ------

Other Assets                                   -
                                          ------

                                          $1,000
                                          ======

LIABILITIES & STOCKHOLDERS EQUITY
Current Liabilities                            -
                                          ------

Other Liabilities                              -
                                          ------

Capitalization:
Stockholder's Equity:
  Capital Stock                           $1,000
                                          ------

                                          $1,000
                                          ======